Exhibit 99.1

            Daisytek Amends $250 Million Credit Facility;
         Bank Waives Covenants for Second Quarter As Expected

   ALLEN, Texas--(BUSINESS WIRE)--Nov. 14, 2002--Daisytek International Corporation (Nasdaq:DZTK) has amended certain terms of its $250 million senior secured revolving credit facility expiring on April 24, 2005, with Bank of America, N.A., as lead manager of a bank syndicate.
   Effective today the bank syndicate has waived compliance with covenants related to fixed-charge coverage ratios and tangible net worth for the second quarter of Daisytek's fiscal year 2003. Incorporated in the amendment were certain new and revised terms and conditions.
   "As we anticipated, our lenders have been very cooperative in adjusting certain terms of our credit facility to accommodate the short-term issues in our business. We are very appreciative of their continued support of our strategies for the future, in particular the pending roll-out of our U.S. office products expansion," said Ralph Mitchell, executive vice president and chief financial officer.
   A global distributor of computer supplies, office products and accessories, Daisytek has worldwide operations and projected annual revenues approaching $2 billion. The company, headquartered near Dallas, is a component of the Russell 2000 Index and is listed in the VARBusiness Distribution 25, Forbes Platinum 400 and Bloomberg 100 corporate rankings.

   About Daisytek International

   Daisytek International is a worldwide distributor of computer and office supplies, peripherals and professional tape media. In addition, it offers fee-based marketing, demand-generation and fulfillment services. Daisytek sells its products and services in North America, South America, Europe and Australia, distributing more than 25,000 products from about 500 manufacturers, including printer supplies, magnetic and data storage media, video and motion picture film. This news release and Daisytek's annual report are available at www.daisytek.com. The Web site is not part of this release. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

   The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.
   Certain factors, including but not limited to, general economic conditions, industry trends, the loss of or inability to hire skilled personnel, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses and investments, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties (including equipment failure or a breach of our security measures), the volatility of our common stock, economic and political uncertainties arising as a result of terrorist attacks, seasonality, exchange rate fluctuations, foreign currency devaluations; economic and political uncertainties in international markets; potential obligations under operating lease commitments of our former subsidiary PFSweb and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.
   Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2002.

    CONTACT: Daisytek International Corporation, Allen
             Jim Powell or Ralph Mitchell, 972/881-4700 or
             Michael A. Burns & Associates
             Craig McDaniel, 214/521-8596 or 214/616-7186 cellular
             cmcdaniel@mbapr.com

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